Exhibit 99.1

MDWerks Announces Uplisting to OTCQB Venture Market

Green Cove Springs, FL – November 21, 2024 – MDWerks, Inc. (“MDWerks” or the “Company”) (OTC: MDWK), a forward-thinking company leading the charge in the world of sustainable technology, today announced that the Company’s stock has been approved by OTC Markets Group Inc. for uplisting from the OTC Pink Open Market to the OTCQB Venture Market, effective today, November 21, 2024. The Company’s stock will continue to trade under the ticker symbol “MDWK”.

Steven Laker, CEO of MDWerks, commented, “Our uplisting to the OTCQB Venture Market is an exciting milestone for MDWerks and reflects our commitment to enhancing market visibility, improving transparency, increasing share liquidity, and building an expanded audience of potential investors.”

OTC Markets Group Inc. is an operator of regulated markets for trading more than 12,000 U.S. and international securities. The OTCQB Venture Market is for entrepreneurial and development stage U.S. and international companies. To be eligible, companies must be current in their reporting and undergo an annual verification and management certification process.

About MDWerks, Inc.

MDWerks, Inc. (“MDWerks”) (OTC: MDWK) is a forward-thinking company that is leading the charge in the world of sustainable technology. As a prominent provider of energy wave technologies, MDWerks is committed to developing innovative solutions that help businesses reduce their energy costs and drive business value. For more information, please visit https://mdwerksinc.com/.

MDWerks’ wholly owned subsidiary, Two Trees Beverage Company, is headquartered deep in the Appalachian Mountain country, creating fine spirits, aged sustainably. Two Trees’ fine spirits brands, including Two Trees® and Tim Smith Spirits®, have received multiple industry awards, including recent recognition at the 2022 Sip Awards, the 2022 Fifty Best Awards, and the 2023 Best of Asheville. For more information, please visit https://twotreesdistilling.com/.

MDWerks’ wholly owned subsidiary, RF Specialties, LLC (“RFS”) addresses companies’ most pressing challenges by implementing automated radio frequency technology systems in a sustainable way reducing energy costs and increasing speed to market when compared to traditional methods. For more information, please visit https://www.rfspecialtiesus.com/.

Cautionary Note Regarding Forward-Looking Statements

This release contains “forward-looking statements”. Forward-looking statements also may be included in other publicly available documents issued by MDWK and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause MDWK’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for MDWK’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K, which are available on the Securities and Exchange Commission’s website at sec.gov. We assume no obligation to update any forward-looking statements contained in this press release.

Company Contact:

MDWerks, Inc.

Steven Laker

T: (252) 501-0019

stevel@mdwerksinc.com

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@equityny.com